UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Amended Contribution Agreement – Residence Inn by Marriott Fort Collins – Fort Collins, Colorado

As previously disclosed in a Current Report on Form 8-K filed by Lodging Fund REIT III, Inc. (the “Company”) on February 7, 2022, the Company, through its operating partnership subsidiary Lodging Fund REIT III OP, LP (the “Operating Partnership”), entered into a Contribution Agreement with RLC V RIFC, LLC (the “Contributor”), dated as of February 1, 2022 (the “Contribution Agreement”), pursuant to which the Contributor agreed to contribute the 113-room Residence Inn by Marriott Fort Collins hotel in Fort Collins, Colorado (the “Hotel Property”) to the Operating Partnership.  The Contributor is not affiliated with the Company or Legendary Capital REIT III, LLC (the “Advisor”), the Company’s external advisor. On August 3, 2022, the Operating Partnership and the Contributor entered into the Fifth Amendment to the Contribution Agreement (as amended to date, the “Amended Contribution Agreement”) which amended the Contribution Agreement to extend the closing date and to revise the consideration for contribution of the Hotel Property. The aggregate contractual consideration under the Amended Contribution Agreement is $17,700,000 plus closing costs, subject to adjustment as provided in the Amended Contribution Agreement. The consideration consists of the refinancing of the Contributor’s existing loan with a new loan by subsidiaries of the Operating Partnership with Legendary A-1 Bonds, LLC (the “Lender”) of $11,500,000 secured by the Hotel Property (described in Item 2.03 below), the issuance by the Operating Partnership of 560,369 Series T Limited Units of the Operating Partnership, and the payment of $596,310.09 by the Operating Partnership in cash at Closing for delinquent taxes, which amount is subject to 1.5 multiplier at time of conversion of the Series T Limited Units.

Pursuant to the Amended Contribution Agreement, the parties entered into an amendment to the amended and restated limited partnership agreement of the Operating Partnership to evidence the issuance of the Series T Limited Units to the Contributor. Such Series T Limited Units will be entitled to annual cash distributions of up to 4.2% of the unit value for the first three years after closing, depending upon the net operating income (“NOI”) of the Hotel Property during each such applicable year. The Series T Limited Units will convert into Common Limited Units of the Operating Partnership beginning 36 months, or at the option of the Contributor, up to 48 months, after the closing, or upon the sale of the Residence Inn by Marriott Fort Collins or substantially all of the Operating Partnership’s assets. The number of Common Limited Units to be issued to the Contributor upon conversion will be based upon a capitalization rate applied to the then-current trailing 12-month NOI of the Hotel Property, less amounts incurred or accrued by the Operating Partnership for (i) any funds advanced as cash at closing (ii) the loan balance as of the closing date of the existing loan held by the Contributor secured by the Hotel Property, (iii) loan assumption or origination fees and related expenses, (iv) if applicable, costs of prepayment or defeasance and related expenses, (v) property improvement plan (“PIP”) and capital expenditures, (vi) operating cash infused by the Company and/or Operating Partnership, (vii) any shortfall of the 10% minimum cumulative yield on the Company’s invested capital, and (viii) any other unrealized or unreimbursed costs of operating the Hotel Property, (ix) 2% of value at conversion to offset transaction costs.

Acquisition of Residence Inn by Marriott Fort Collins

On August 3, 2022, the Contributor contributed the Hotel Property to the Operating Partnership for the contribution consideration described above. The Company funded the acquisition of the Hotel Property with proceeds from the Company’s ongoing private offering, Series T Limited Partnership Units issued to the Contributor as described above, and a new loan secured by the Hotel Property (described above and discussed in more detail in Item 2.03 below).

Management of Residence Inn by Marriott Fort Collins

On August 4, 2022, the Company, through its subsidiary LF3 RIFC TRS, LLC (the “TRS Subsidiary”) entered into a management agreement with NHS, LLC dba National Hospitality Services (“NHS”), an affiliate of the Advisor which is wholly-owned by Norman Leslie, a director and executive officer of the Company and a principal of the Advisor, to provide property management and hotel operations management services for the Hotel Property. The agreement has an initial term expiring on December 31, 2027, which automatically renews for a period of five years on each successive five-year period, unless terminated in accordance with its terms. NHS earns a monthly base management fee for property management services equal to 2% of gross revenue, an accounting fee of $14.00 per room for accounting services, payable monthly, and an administrative fee equal to 0.60% of gross revenues for administrative and other services. The Company also reimburses NHS for certain costs of operating the property incurred on behalf of the Company. All reimbursements are paid to NHS at cost, and the agreement can be terminated at any time without liquidated damages.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On August 3, 2022, in connection with the contribution of the Hotel Property to the Operating Partnership, and pursuant to the Loan Agreement, dated as of August 3, 2022 (the “Loan Agreement”), LF3 RIFC, LLC and TRS Subsidiary (collectively, the “Borrower”) entered into a new $11.5 million loan with Legendary A-1 Bonds, LLC, (the “Lender”), which is secured by the Hotel Property (the “Residence Inn Fort Collins Loan”). The Lender is an affiliate of the Advisor, which is owned by Norman Leslie and Corey Maple, each a director and executive officer of the Company and principal of the Advisor. The Residence Inn Fort Collins Loan has a fixed interest rate of 7.0% per annum and is evidenced by three promissory notes in the amounts of $10,298,535 (“Tranche 1”), $700,000 (“Tranche 2”) and $501,465 (“Tranche 3”).   The Lender was entitled to an origination fee of 1.75% of the Tranche 1 loan amount payable pursuant to the terms of the Amended Contribution Agreement. Each of Tranche 1 and Tranche 2 of the Residence Inn Fort Collins Loan matures August 2, 2023, which may be extended by the Borrower for an additional one-year term upon satisfaction of certain conditions contained in the Loan Agreement, including no then-existing event of default and, for Tranche 1 only, the payment of an extension fee of 1% of the full amount due under Tranche 1. Tranche 3 of the Residence Inn Fort Collins Loan matures August 2, 2028 with no extension option. Tranche 1 of the Residence Inn Fort Collins Loan requires monthly payments of interest-only throughout the term, with the outstanding principal and interest due at maturity. The Borrower has the right to prepay the Residence Inn Fort Collins Loan in full at any time upon prior notice to Lender. Upon repayment of Tranche 1 at the maturity date, prepayment or otherwise, the Lender is entitled to an exit fee of 1.75% of the full amount due under Tranche 1 at the time of repayment.  Tranche 2 of the Residence Inn Fort Collins Loan requires monthly payments of interest-only beginning six months after the date of the loan throughout the remaining term, with the outstanding principal and interest due at maturity.  Any unpaid principal under Tranche 2 may be forgiven based on criteria to be negotiated between the Borrower and the Lender. All monthly interest and principal payments on Tranche 3 of the Residence Inn Fort Collins Loan are deferred until a certain appraised value of the Hotel Property is reached, at which time all interest payments previously deferred shall be due and payable. If the required appraisal value is not attained prior to August 2, 2028, then the unpaid principal on Tranche 3 will be forgiven by Lender.

The Loan Agreement contains customary events of default, including payment defaults.  If an event of default occurs under the Loan Agreement, the Lender may accelerate the repayment of amounts outstanding under the Loan Agreement and exercise other remedies subject, in certain instances, to the expiration of applicable cure periods.

Pursuant to the Loan Agreement, the Operating Partnership entered into a Guaranty (the “OP Guaranty”) with the Lender to guarantee payment when due of the loan amount and the performance of the agreements of Borrower contained in the loan documents, as further described in the OP Guaranty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: August 9, 2022	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary